Exhibit 5.1

July 26, 2023

Contango ORE, Inc.
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098

Re:            Registration Statement on Form S-3 (File No. 333-260511)

Ladies and Gentlemen:

We have acted as special counsel to Contango ORE, Inc., a Delaware corporation (the “Company”), in connection with the public offering and sale of up to 1,600,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an additional 240,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”), pursuant to:

(i)             the Underwriting Agreement dated July 24, 2023 (the “Underwriting Agreement”) between the Company and Maxim Group LLC and Freedom Capital Markets, as the representatives of the underwriters named therein (collectively, the “Underwriters”), and

(ii)             the Company’s registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2021, including the form of prospectus therein (including the documents incorporated by reference therein, the “Base Prospectus”), as amended on November 12, 2021 (File No. 333-260511) (the “Registration Statement”), a preliminary prospectus supplement, dated July 21, 2023 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement, dated July 25, 2023, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus Supplement” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”),

relating to the underwritten public offering of the Shares contemplated by the Underwriting Agreement.  We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of:

(i)            the Registration Statement, and

(ii)            the Prospectus.

Contango ORE, Inc.
July 26, 2023

We have also examined originals or copies of the organizational documents and such other records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)            The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)            The authenticity of the originals of the documents submitted to us.

(iii)            The conformity to authentic originals of any documents submitted to us as copies.

(iv)            As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Underwriting Agreement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the Shares are duly authorized and, when issued and delivered against payment of the consideration therefor in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Our opinion is limited to Delaware General Corporation Law, including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Contango ORE, Inc.
July 26, 2023

We consent to the reference to this firm in the Prospectus under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the offering.  Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP